UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2026

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Perspective Therapeutics, Inc. 2401 Elliott Avenue Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 18, 2026, Perspective Therapeutics, Inc. (the “Company”) posted to its website a poster regarding certain interim results from its Phase 1/2a clinical trial of [212Pb]VMT-α-NET for the treatment and diagnosis of patients with unresectable or metastatic somatostatin receptor subtype 2-expressing neuroendocrine tumors that is being presented as a poster presentation at the American Association for Cancer Research Annual Meeting 2026 (“AACR 2026”) taking place April 17-22, 2026 in San Diego, CA. A copy of the poster is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Additionally, on April 20, 2026, the Company issued a press release regarding the data on its Phase 1/2a clinical trial of [212Pb]VMT-α-NET that are being presented at AACR 2026. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On April 18, 2026, the Company updated its corporate presentation. A copy of the presentation is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	AACR 2026 Poster.
99.2	Press release dated April 20, 2026.
99.3	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	April 20, 2026	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer